Exhibit 10.2
EMPLOYMENT AGREEMENT

                This Employment Agreement (the "Agreement") is entered into as of the 25th day of February, 2010 between Peter Schuster ("Employee") and Calibert Explorations, Ltd., a Nevada Corporation, it’s affiliates, predecessors and subsidiaries (the "Company”).

                WHEREAS, Employee and the Company desire to enter into this Agreement setting forth the terms and conditions for the employment relationship of Employee with the Company during the Employment Term (as defined below).

                 NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties to this Agreement hereby agree as follows:

1.             Services

                1.1           Employment. During the Employment Term (as defined below), the Company hires Employee to perform such services as the Company may from time to time reasonably request consistent with Employee's position with the Company (as set forth in Section 1.1 and 1.5 hereof) and Employee's stature and experience in the industry (the "Services"). The Services and authority of Employee shall include, but not necessarily be limited to, management and supervision of all aspects of developing and implementing technology initiatives within the Company.

                1.2           Location. During the Term, Employee's Services shall be performed in Florida. Employee acknowledges and understands that the Company’s current headquarters are located in Clearwater Beach, Florida and that officers and other participants critical to the Company’s business are dispersed nationally and internationally, and that such dispersion will increase substantially as the Company grows. The parties therefore acknowledge and agree that the nature of Employee's duties hereunder may require domestic and international travel from time to time.

                1.3           Term. The term of Employee's employment under this Agreement (the "Employment Term") shall commence on the 25th day of February, 2010 (the "Effective Date") and shall end on February, 24th 2012 unless sooner extended or terminated in accordance with the provisions of this Agreement.

For purposes of this Agreement, "Employment Year" shall mean each twelve-month period during the Term commencing on February, 24th,  and ending on February, 24th, of the following year. In the event the parties decide to extend this Agreement for an additional one year Employment Term, any extension agreed upon must be done so in writing and executed by the Company and Employee no later than 5 p.m. Eastern Standard Time on November  25th, 2010.

1.4           Exclusive Employment; Non-Competition.  Employee agrees that his employment hereunder is on an exclusive basis, and that as long as Employee is employed by the Company, Employee will not engage in any other business activity which is in conflict with Employee’s duties and obligations hereunder.  Employee agrees that during the Employment Term, Employee shall not directly or indirectly engage in or participate as an owner, partner, shareholder, officer, employee, director, agent of or consultant for any business that competes with any of the principal activities of the Company.

                1.5           Power and Authority.

1.5.1        During the Employment Term, Employee shall be Employed as Vice President, and a member of the Board of Directors.

                1.5.2           The Company may from time to time during the Term appoint Employee to one or more additional offices of the Company. Employee agrees to accept such offices if consistent with Employee's stature and experience and position with the Company.

                1.6           Indemnification. The Company shall indemnify Employee to the fullest extent allowed by applicable law. Without limiting the foregoing, Employee shall be entitled to the benefit of the indemnification provisions contained on the date hereof in the Bylaws of the Company and any applicable Bylaws of any Affiliate, notwithstanding any future changes therein.

2.             Compensation.

                As compensation and consideration for the Services provided by Employee during the Term pursuant to this Agreement, the Company agrees to pay to Employee the compensation set forth below.

                2.1           Fixed Annual Compensation. The Company shall pay to Employee salary ("Fixed Annual Compensation") at the rate of  $96,000 per annum beginning on February 25th, 2010, and continuing for the term of this agreement, with stated salary for the first year of the Employment Term to be paid as follows: Fixed Annual Compensation payable to Employee by the Company hereunder shall be paid beginning February 25th of each year during the Employment Term and at such times and in such amounts as the Company may designate in accordance with the Company’s usual salary practices, but in no event less than twice monthly.

                 2.2          Bonus. Under this Agreement, Employee shall be entitled to participate in the highest bonus incentive program (hereafter “BIP”) set up by the Board. While the specific structure and trigger mechanisms for the BIP are at the sole discretion of the Board, the BIP shall afford Employee the opportunity to earn a cash bonus through the Employee’s accomplishment of specific pre-identified reasonable milestones in the development of the Company’s business, or by exceeding the approved business plan revenue and income levels. Any payments under the BIP shall be paid annually to Employee and shall be paid no later than the end of the first quarter following the Company’s fiscal year-end. In addition to the BIP, Employee shall also be entitled to such additional bonus, if any, as may be granted by the Board (with Employee abstaining from any vote thereon) or compensation or similar committee thereof in the Board's (or such committee's) sole discretion based upon Employee's performance of his Services under this Agreement.

3.             Expenses; Additional Benefits

                3.1           Vacation. Employee shall be entitled to an aggregate of two weeks of paid vacation during each year of the Employment Term. Employee may take vacation at times determined by the Employee, however, subject the Company’s business needs. In addition, Employee shall be entitled to holidays generally observed in the United States and the State of Florida.

                3.2           Employee Business Expense Reimbursement. Employee shall be entitled to reimbursement of all business expenses for which Employee makes a submission for and provides an adequate accounting to the Company beginning on the effective date of this Agreement. The determination of the adequacy of the accounting of the foregoing expenses shall be within the reasonable discretion of the Company’s independent certified accountants taking into consideration the substantiation requirements of the Internal Revenue Code of 1986, as amended (the "Code"). Employee shall be entitled to cash reimbursement for expense items, including extended travel. Employee shall be entitled to cash or stock reimbursement for ordinary expenses, including phone and local travel, as approved in advance by the Board. Such reimbursement of business expenses shall be payable to Employee at the end of each calendar month for the business expenses incurred by the Employee for the month prior for each specific submission for reimbursement during the Term of this Agreement,

                3.3           Stock Option Plan and Agreement. Concurrently with the execution of this Agreement and in consideration for the execution thereof, Employee and the Company shall develop, implement and enter into the Calibert Explorations, Ltd., 2010 Stock Option Plan and Agreement.

                3.4           Medical and Dental Insurance. In the event that the Company, with the approval of the Board of Directors, elects to establish a Medial Insurance Benefit Plan for the benefit of the Company’s employment staff, Employee shall be entitled to participate in such plan which shall include comprehensive medical and dental insurance (from a reputable and financially-sound insurance carrier of national standing) for himself and his immediate family. Such insurance shall cover at the minimum 100% of all hospitalization costs after payment of deductibles and 80% of other medical costs, with the annual deductible not exceeding $500 per person. There shall be no cap on benefits for the medical insurance, and the annual cap for dental insurance benefits shall not be less than $3,000. The Company may either provide these benefits directly to Employee or promptly reimburse Employee for the cost of such benefits, at the Company’s election.

                3.5           Other Agreements. Concurrent with the execution of this Agreement, Employee and the Company shall enter into other Transaction Documents that have not been previously executed.

                3.6           General. Employee shall be entitled to participate in any profit-sharing, pension, health, sick leave, holidays, personal days, insurance or other plans, benefits or policies (not duplicative of the benefits provided hereunder) available to the employees of the Company or its Affiliates on the terms generally applicable to such employees.

                3.7           No Reduction of Benefit or Payment. No payment or benefit made or provided under this Agreement shall be deemed to constitute payment to Employee or his legal representative or guardian in lieu of, or in reduction of, any benefit or payment under an insurance, pension or other benefit plan, and no payment under any such plan shall reduce any payment or benefit due under this Agreement.

                3.8           Covenant Not To Solicit.  Employee agrees that for a period of two (2) years following any termination of the employment of the Employee with the Company, Employee will not, directly or indirectly, without the prior written consent of the Company:  solicit, entice, persuade or induce any employee, consultant, agent or independent contractor of the Company or of any of its subsidiaries or Affiliates to terminate his or her employment with the Company or such subsidiary or Affiliate to become employed by any person, corporation or other entity other than the Company or such subsidiary or Affiliate,  or approach any such employee, consultant, agent or independent contractor for any of the foregoing purposes, or hire any such employee, consultant, agent or independent contractor or authorize or assist in the taking of any such actions by any third party.

3.9           Confidentiality.  During the Term of Employment and continuously thereafter, Employee shall keep secret and retain in strictest confidence and not use or disclose, furnish or make accessible to anyone outside the Company and any of its Affiliates, directly or indirectly, or use for the benefit of Employee or others except in conjunction with the business of the Company and the business of any of its subsidiaries or Affiliates, any Protected Information.  The term “Protected Information” shall mean trade secrets, confidential or proprietary information and all other knowledge, technology, know-how, information, documents or materials owned, developed or possessed by the Company or any of its subsidiaries or Affiliates, whether in tangible or intangible form, pertaining to the business of the Company or any of its subsidiaries or Affiliates, including, but not limited to, research and development, operations, systems, databases, computer programs and software, designs, models, operating procedures, knowledge of the organization, products and services (including prices, costs, sales or  content), processes, techniques, contracts, financial information or measures, business methods, future business plans, details of consultant contracts, new personnel acquisition plans, business acquisition plans, customers and suppliers (including identities of customers and prospective customers and suppliers, identities of individual contacts at business entities which are customers  or prospective customers or suppliers, preferences, businesses or habits), and business relationships.  Provided however, that Protected Information shall not include information that shall become generally known to the public or the trade without violation of this Section 1.6.

                3.10        Company Ownership.  The results and proceeds of Employee’s services hereunder, including, without limitation, any works of authorship resulting from Employee’s services during his employment with the Company or any of the Company’s Affiliates and any works in progress, shall be works-made-for-hire, and the Company shall be, and shall be deemed, the sole owner throughout the universe of any and all rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed, with the right to use the same in perpetuity in any manner the Company determines in its sole discretion without any further payment to Employee whatsoever.

 If, for any reason, any of such results and proceeds shall not legally be a work-for-hire and/or there are any rights which do not accrue to the Company under the preceding sentence, then Employee hereby irrevocably assigns and agrees to assign any and all of Employee’s right, title and interest thereto, including, without limitation, to any and all copyrights, patents, trade secrets, trademarks and/or other rights of whatsoever nature therein, whether or not now or hereafter known, existing, contemplated, recognized or developed to the Company, and the Company shall have the right to use the same in perpetuity throughout the universe in any manner the Company determines without any further payment to Employee whatsoever.  Provided however, that if the Company elects not to utilize any work(s) of authorship resulting from Employee’s services during his Employment Term, the Company shall wave and release all rights to said work(s) and assign all rights thereto to Employee. Employee shall, from time to time, as may be requested by the Company, do any and all things which the Company may deem useful or desirable to establish or document the Company’s exclusive ownership of any and all rights in any such results and proceeds, including, without limitation, the execution of appropriate copyright and/or patent applications or assignments.  To the extent Employee has any rights in the results and proceeds of Employee’s services that cannot be assigned in the manner described above, Employee unconditionally and irrevocably waives the enforcement of such rights.  This Section 3.10 is subject to, and shall not be deemed to limit, restrict, or constitute any waiver by the Company of any rights of ownership to which the Company may be entitled by operation of law by virtue of the Company’s being the employer of Employee.

                3.11         Litigation.  Employee agrees that, during the Employment Term, for two (2) years thereafter and, if longer, during the pendency of any litigation or other proceeding, (i) Employee shall not communicate with anyone (other than his personal attorney(s) and/or tax advisor(s)) and, except to the extent necessary in the performance of Employee’s duties hereunder, with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving the Company or any of its Affiliates, or any of their officers, directors, shareholders, representatives, agents, employees, suppliers or customers, other than any litigation or other proceeding in which Employee is a party-in-opposition, without giving prior notice to the Company’s Board of Directors or Company Counsel and receiving a response, and (ii) in the event that any other party attempts to obtain information or documents from Employee with respect to matters possibly related to such litigation or other proceeding, Employee shall promptly so notify the Company’s Board of Directors  or Company Counsel and await any response .

                3.12         No right to Give Interviews or to Write Books, Articles, etc.    Employee agrees that during the   Employment Term and for a period of two (2) years thereafter, except with the Company’s prior written authorization, Employee shall not (i) give any interviews or speeches, or (ii) prepare or assist any person or entity in the preparation of any books, articles, television or motion picture productions or other creations, in either case, concerning the Company or any of its Affiliates, or any of their officers, directors, shareholders, representatives, agents, employees, suppliers or customers.

                3.13        Return of Property.  All documents, date books, recordings, or other property, whether tangible or intangible, including all information stored in electronic form, obtained or prepared by or for Employee and/or utilized by Employee in the course of Employee’s employment with the Company shall remain the exclusive property of the Company.

                In the event of the termination of Employee’s employment for any reason, the Company reserves the right, to the extent permitted by law and in addition to any other remedy the Company may have, to deduct from any monies otherwise payable to Employee by the Company the following:  (i) the full amount of any debt Employee owes to the Company or to any of the Company’s Affiliates at the time of or subsequent to the termination of Employee’s employment with the Company; and (ii) the value of the Company’s property which is retained in Employee’s possession after the termination of Employee’s employment with the Company.  In the event that the law of any state or other jurisdiction requires the consent of an employee for such deductions, this Agreement and the Employee’s signature hereon shall serve, and be deemed to serve, as such consent. Employee acknowledges and agrees that the foregoing remedy shall not be the sole and/or exclusive remedy of the Company with respect to a breach of this Section 3.13.

                3.14        Non-Disparagement.  Employee agrees that he shall not, during the Employment Term and for a period of two (2) years thereafter, criticize, ridicule or make any statement which disparages or is derogatory of the Company or any of its Affiliates, or of any of their officers, directors, shareholders, representatives, agents, employees, suppliers or customers.

                 3.15        Injunctive Relief/Specific Enforcement. The Company has entered into this Agreement in order to obtain the benefit of Employee’s unique skills, talent, and experience.  Employee acknowledges that the services to be rendered by Employee are of a special, unique and extraordinary character and, in connection with such services, Employee will have access to confidential or proprietary information or trade secret vital to the Company’s business and the businesses of its subsidiaries and Affiliates.  By reason of this, Employee acknowledges, consents and agrees that any violation of Sections 1.4 and 3.10 – 3.15 of this Agreement will result in irreparable harm to the Company and its subsidiaries or Affiliates, and that money damages will not provide adequate remedy to the Company, and that the Company shall be entitled to have those sections specifically enforced by any court having competent jurisdiction. Accordingly, Employee agrees that the Company may obtain injunctive and/or other equitable relief for any breach or threatened breach of those sections, in addition to any other remedies, including the recovery of money damages from Employee available to the Company.

                3.16        Non-Renewal Notice.  The Company shall notify Employee in writing in the event that the Company elects not to extend this Agreement as provide for in Section 1.3 herein.  If the Company gives Employee such notice less than three (3) months before the end of the Employment Term, Employee shall be entitled to receive his Salary as provided in Section 2.1, payable in accordance with the Company’s then-effective payroll practices, subject to applicable withholding requirements, for the period commencing after the end of  the Employment Term which, when added to the portion of the Employment Term, if any, remaining when the notice is given or the termination occurs, equals three (3) months.  The payments provided for in this Section 3.16 are in lieu of any severance or income continuation or protection under any Company plan that may now or hereafter exist.Employee shall be required to mitigate the amount of any payment provided for in this Section 3.16 by seeking other employment or otherwise, and the amount of any such payment provided hereunder shall be reduced by any compensation earned by Employee from any third person.

3.17         The provisions of Sections 1.4 and 3.11-3.16 shall, without any limitation as to time, survive the expiration of Employee’s employment hereunder, irrespective of the reason for any termination.

4.             Termination:

                4.1           Voluntary Termination.   Employee may voluntarily terminate his employment with the Company at any time upon at least ninety (90) days prior written notice, in which case this Agreement shall terminate on the 90th day from such notice, or such longer period as may be consented to in writing by the Company.  Upon such termination, the Company shall have no further obligations under this Agreement, except to pay all amounts of Base Salary accrued, but unpaid, at the effective date of voluntary termination, and all reasonable unreimbursed business-related expenses, if any.

                 4.2          Disability.  In the event of the permanent disability (as hereinafter defined) of Employee during the Term of Employment, the Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement, effective upon the 30th calendar day following the giving of such notice (or such later day as shall be specified in such notice).  Upon the effectiveness of such termination, (i) the Company shall have no further obligations under this Agreement, except as to pay and to provide, subject to applicable withholding, (A) all amounts of Base Salary accrued, but unpaid, at the effective date of termination, (B) a lump sum amount equal to Employee’s then annual Base Salary, (C) a pro rata portion of Employee’s Quarterly Bonus or Target Bonus, as applicable, and (D) all reasonable unreimbursed business-related expenses, and (ii) Employee shall have no further obligations hereunder other than those provided for in Sections 1.4 and 3.18  of this Agreement.

All amounts payable to Employee pursuant to this Section 4.2 shall be payable within thirty  (30) days following the effective date of the termination of Employee’s employment.  For purposes of this Section, “permanent disability” shall be defined as any physical or mental disability or incapacity which renders Employee incapable in any material respect of performing the services required of him in accordance with his obligations under Sections 1.1 and 1.5 for a period of  ninety  (90) days, consecutive or otherwise, in any three hundred and sixty (360) day period.

                4.3           Death.  In the event of the death of Employee during the Term of Employment, this Agreement shall automatically terminate and the Company shall have no further obligations hereunder, except as to pay and provide to Employee’s beneficiary or other legal representative, subject to applicable withholding, (A) all amounts of Base Salary accrued but unpaid, at the date of death, (B) a pro rata portion of Employee’s Quarterly bonus or Target Bonus, as applicable, and (C) all reasonable unreimbursed business related expenses.  All amounts payable to Employee pursuant to this Section 4.3 shall be payable within thirty (30) days following the Companies receipt of notice of date of death.

                4.4           Cause.  The Company shall have the right, upon written notice to Employee, to terminate Employee’s employment under this Agreement for Cause (as hereinafter defined);  In the event of a termination for cause, this Agreement shall terminate and the Employee shall be removed from office effective as of the date specified by the Company in the notice, and (i) the Company shall have no further obligations hereunder, except to pay all amounts of Base Salary, reimburse all reasonable unreimbursed business-related expenses and pay and provide all other benefits accrued to the date of termination and (ii) Employee shall have no further obligations hereunder, except for those provided in Sections 1.4 and 3.18 hereof;  provided, however, that nothing contained in this Section 4.4 shall constitute a waiver or release by the Company of any rights or claims it may have against Employee for actions or omissions which give rise to a termination under this Section  4.4.

For purposes of this Agreement, the term “Cause” shall mean:

(i) Any act of fraud, embezzlement or dishonesty on the part of Employee with respect to the Company or any of its subsidiaries or Affiliates; or

(ii) Any material breach by Employee of his obligations under this Agreement;  or

(iii) A material breach of, or the failure or refusal by Employee to perform and discharge Employee’s duties, responsibilities or obligations under this Agreement (it being understood that no action or failure to act by Employee shall be considered to be Cause if such action or failure to act shall have been taken by Employee in good faith); or

(iv) Gross negligence or willful misconduct in the performance of duties to the Company that has resulted or is likely to result in substantial and material damage to the Company; or

(v) Repeated unexplained or unjustified absence from the Company; or

(vi) A material and willful violation of any federal, state or local law; or

(vii) Conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company, in each case as determined in good faith by the Board of Directors of the Company.

                4.5           Plan Benefits.  Upon any termination of Employee’s employment hereunder, the Company shall pay Employee the amounts and shall provide all benefits generally available upon termination under any employee benefit plans, policies and practices of the Company, determined in accordance with the applicable terms and provisions of such plans, policies and practices.

5.             General

5.1           Governing Law. Venue The laws of the State of Florida shall govern the interpretation, construction and applicability of this Agreement in any arbitration or judicial proceeding.

5.2           Attorneys’ Fees. In the event that any legal (judicial or arbitral) proceeding is instituted in connection with any controversy arising out of this Agreement or the enforcement of any rights hereunder, the prevailing party (as defined by the courts of Florida) shall be entitled to recover, in addition to court and other costs, such sums as the court or arbitrator may decide are reasonable as attorneys’ fees.

5.3           Waiver.  Neither party shall, by mere lapse of time, without giving notice be deemed to have waived any breach by the other party of any of this Agreement.  Further, the waiver by either party of a particular breach of this Agreement shall be construed or deemed as a continuing waiver of such breach.

                5.4           Entire Agreement. The parties agree that this instrument constitutes and contains the entire agreement between the parties concerning the subject matter and contents of this Agreement, and that this instrument supersedes all prior negotiations, proposed agreement, or understandings, if any, between the parties concerning any of the provisions or contents of this Agreement.  No amendment to this Agreement shall be effective unless it is in writing and signed by a duly authorized representative of each of the parties to this Agreement.

                5.5           Fair Meaning. The parties agree that the wording of this Agreement shall be construed as a whole according to its fair meaning, and not strictly for or against the party that drafted this Agreement.

                5.6           Counterparts.  This Agreement may be executed in any number of counterparts which shall be deemed an original, and all of which taken together constitutes one and the same Agreement.

                5.7           Severability.  The parties agree that if any provision of this Agreement should ever be declared or determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms or provisions shall not be affected thereby, and said illegal or invalid part, term or provision shall be automatically conformed to the law, if possible, or if not possible, be deemed to be stricken from this Agreement.

                5.8           Waiver/Estoppel. Any party hereto may waive the benefit of any term, condition or covenant in this Agreement or any right or remedy at law or in equity to which any party may be entitled, but only by an instrument in writing signed by the parties to be charged. No estoppel may be raised against any party except to the extent the other parties rely on an instrument in writing, signed by the party to be charged, specifically reciting that the other parties may rely thereon. The parties' rights and remedies under and pursuant to this Agreement or at law or in equity shall be cumulative and the exercise of any rights or remedies under any provision hereof or rights or remedies at law or in equity shall not be deemed an election of remedies; and any waiver or forbearance of any breach of this Agreement or remedy granted hereunder or at law or in equity shall not be deemed a waiver of any preceding or succeeding breach of the same or any other provision hereof or of the opportunity to exercise such right or remedy or any other right or remedy, whether or not similar, at any preceding or subsequent time.

                5.9           Notices. Any notice that the Company is required to give or may desire to give to Employee hereunder shall be in writing and may be served by delivering it to Employee, or by sending it to Employee by certified mail, return receipt requested (effective three days after mailing) or overnight delivery of the same by delivery service capable of providing verified receipt (effective the next business day), or facsimile (effective twenty-four hours after receipt is confirmed by person or machine), at the address set forth below, or such substitute address as Employee may from time to time designate by notice to the Company. Any notice that Employee is required or may desire to serve upon the Company hereunder shall be in writing and may be served by delivering it personally or by sending it certified mail, return receipt requested or overnight delivery, or facsimile (with receipt confirmed by person or machine) to the address set forth below, or such other substitute address as the Company may from time to time designate by notice to Employee. Such notices by Employee shall be effective at the same times as specified in this Section 5.9 for notices by the Company.

The Company:

Calibert Explorations, Ltd.
645 Bayway Blvd.
Clearwater Beach, Florida, 33767
Phone:  727-442-2667
Facsimile: 727-683-9671

Employee:

Peter Schuster
645 Bayway Blvd.
Clearwater Beach, Florida, 33767
Phone:  727-442-2667
Facsimile: 727-683-9671

                5.10         Captions. The paragraph headings contained herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                5.11         No Partnership or Joint Venture. Nothing herein contained shall constitute a partnership between or joint venture by the parties hereto.

                5.12         Assignability.  Successors.

                 (a) The obligations of employee may not be delegated and, except as expressly provided in this Section 5.12 relating to the designation of beneficiaries, Employee may not, without the Company’s prior written consent thereto, assign, transfer, convey, pledge, encumber, hypothecate or otherwise dispose of this Agreement or any interest herein.  Any such attempted delegation or disposition shall be null and void and without effect.  Provided however, that Employee may assign all or any portion of his rights to receive compensation hereunder to any corporation at least fifty percent (50%) of the capital stock of which is owned or controlled by Employee, to any other entity in which Employee owns or controls at least fifty percent (50%) of the total ownership interests, to trusts for the benefit of the family of Employee, to charitable trusts or to trusts for the benefit of any charitable purpose, or to any charity or non-profit organization. Notwithstanding any other provision hereof, Employee shall not be permitted to establish loan-out companies to provide his services to the Company and assign this Agreement thereto.

                 (b) The Company and Employee agree that this Agreement and each of the Company’s rights and obligations hereunder may be assigned or transferred by the Company to, and shall be assumed by and be binding upon, any Successor to the Company.  The term “Successor” shall mean any corporation or other business entity which succeeds to the assets or conducts the business of the Company, whether directly or indirectly, by purchase, merger, consolidation or otherwise.  In the event another corporation or other business entity becomes a Successor of the Company, then the Successor shall, by an agreement in form and substance reasonably satisfactory to Employee, expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if there had been no merger.

                5.13        No Mitigation; No Offset. Without limiting any other provision hereof, the Company agrees that any income and other employment benefits received by Employee from any and all sources before, or during this Agreement shall in no way reduce or otherwise affect the Company's obligation to make payments and afford benefits hereunder.

6.             Arbitration.

                                (a)           In the event of any controversy arising from or concerning the interpretation of this Agreement or its subject matter (including, without limitation, the interpretation, application, or enforceability of this Agreement or the arbitrability of the controversy), the parties agree that such controversy shall be resolved exclusively by binding arbitration before a single neutral arbitrator selected jointly by the parties.  The Company and Employee shall each be responsible for 50% of the fees and expenses of the arbitrator.  Each party shall be responsible for its own attorneys’ fees and any other costs occasioned by the arbitration, without regard to which party thereto prevails.  Provided however, that the arbitrator may award attorneys’ fees and costs to a party the terms of this Agreement.  The parties to the arbitration shall have all rights, remedies, and defenses available to them in a civil action before a court.  If, for any legal reason, a controversy arising from or concerning the interpretation, application, or enforceability of this Agreement requires judicial intervention, the parties agree that the controversy shall be brought in the Pinellas County Superior Court or the U.S. District Court for the District of Florida.

                                (b)           The parties hereby waive and agree not to assert (by way of motion, as a defense or otherwise) (a) any and all objections to jurisdiction that they may have under the laws of the State of Florida or the United States, and (b) any claim (i) that it or [he/she] is not subject personally to jurisdiction of such court, (ii) that such forum is inconvenient, (iii) that venue is improper, or (iv) that this Agreement or its subject matter may not for any reason be arbitrated or enforced as provided in this Section 6.0 (b).

                                (c)           Within ten (10) business days after receipt of the notice submitting a dispute or controversy to arbitration, the parties shall attempt in good faith to agree upon an arbitrator to whom the dispute will be referred and on a joint statement of contentions. Each party hereby agrees that service of process in such action will be deemed accomplished and completed when a copy of the documents is sent in accordance with the notice provisions in Section 5.9 hereof.

                                (d)           Discovery shall be conducted in accordance with the Florida Rules of Civil Procedure regarding discovery. The arbitrator shall establish the discovery schedule promptly following submission of the joint statement of contentions (or the filing of the answer to the demand for arbitration) which schedule shall be strictly adhered to. To the extent the contentions of the parties relate to custom or practice in the Company’s business model, or the technical industry generally, or to accounting matters, each party may select an independent expert or accountant (as applicable) with substantial experience in the industry segment involved to render an expert opinion or opinions. All decisions of the arbitrator shall be in writing.  The arbitrator shall make all rulings in accordance with Florida law and shall have authority equal to that of a Superior Court judge, to grant equitable relief in an action pending in Superior Court in which all parties have appeared.

                7.            Contractual Nomenclature. All references herein to "Dollars" or "$" shall mean Dollars of the United States of America, its legal tender for all debts public and private. Wherever used herein and to the extent appropriate, the masculine, feminine or neuter gender shall include the other two genders, the singular shall include the plural, and the plural shall include the singular.

                 8.            Publicity. Neither party shall issue any press release or announcement of or relating to the execution of, or any terms, provisions or conditions contained in this Agreement without the other party's prior approval of the content and timing of any such announcement or announcements.

 9.            Proof of Right to Work.  For purposes of federal immigration law, Employee will be required to provide the Company with documentary evidence of his identity and eligibility for employment in the United States within three (3) business days of Employee’s date of hire; otherwise, the Company may terminate the employment relationship and this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Calibert Explorations, Ltd., a Nevada Corporation

By:  DAVID SALTRELLI
        David Saltrelli, President, Director

Employee

By:  PETER SCHUSTER
        Peter Schuster, an Individual